Exhibit 10.1

FIRST AMENDMENT TO
SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT

Physicians Formula, Inc.
1055 West 8th Street
Azusa, CA 91702

Dated as of February 3, 2010

Mill Road Capital, L.P.,
   as the Purchaser, a Holder and
   the Holder Representative,
Two Sound View Drive
Greenwich, CT 06830

Ladies and Gentlemen:

    Physicians Formula, Inc., a New York corporation (the “Borrower”), Physicians Formula Holdings, Inc., a Delaware corporation (“Holdings”), and the direct parent of the Borrower, and the other direct and indirect Subsidiaries of Holdings from time to time party to the Purchase and Security Agreement (as defined below), as Guarantors, hereby agree with you as follows:

    WHEREAS, the Borrower, Holdings and the other direct and indirect Subsidiaries of Holdings are parties to a Senior Subordinated Note Purchase and Security Agreement, dated as of November 6, 2009 (the “Purchase and Security Agreement”), providing for the issuance and sale of Senior Subordinated Notes due May 6, 2013 of the Borrower (the “Notes”) to Mill Road Capital, L.P. (“MRC”).

    WHEREAS, the Purchase and Security Agreement contemplates that upon the approval of certain terms and conditions by the stockholders of Holdings, the parties shall amend the terms of the Notes and issue warrants to MRC, upon the terms and conditions set forth in the Purchase and Security Agreement and the Annexes thereto, and the parties to the Purchase and Security Agreement shall execute and deliver documentation to effect these terms and conditions, including an amendment to the Purchase and Security Agreement substantially in the form of Annex A-1 to the Purchase and Security Agreement, and a warrant substantially in the form of Annex A-3 to the Purchase and Security Agreement.

    WHEREAS, the Purchase and Security Agreement and the Annexes thereto contemplate that the number of warrants issuable upon the approval by the stockholders of Holdings shall be determined based on a formula tied to the 30-day average closing price of Holdings’ common stock (the “Common Stock”) as of the date of the amendment contemplated by Annex A to the Purchase and Security Agreement.

    WHEREAS, the parties desire to enter into an amendment to the Purchase and Security Agreement (the “First Amendment”) to amend Annexes A, A-1, A-2 and A-3 thereto, to agree upon the number shares of Holdings’ Common Stock issuable upon exercise of the warrants, in lieu of determining such number based on a formula.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration (the receipt of which is hereby acknowledged), the parties hereto agree as follows:

    1.1 The Amendments.

       (a) Annex A to the Purchase and Security Agreement is hereby superseded and replaced in its entirety with the form attached hereto as Annex A.

       (b) Annex A-1 to the Purchase and Security Agreement is hereby superseded and replaced in its entirety with the form attached hereto as Annex A-1.

       (c) Annex A-2 to the Purchase and Security Agreement is hereby superseded and replaced in its entirety with the form attached hereto as Annex A-2.

       (d) Annex A-3 to the Purchase and Security Agreement is hereby superseded and replaced in its entirety with the form attached hereto as Annex A-3.

    1.2 Acknowledgement.  The parties hereby acknowledge and agree that if the stockholders of Holdings approve the issuance of the warrants to MRC, the number of shares of Holdings’ Common Stock issuable upon exercise of the warrants shall be 650,000.

    1.3 Miscellaneous Provisions.

       (a) Conditions to Effectiveness.  This First Amendment shall become effective upon execution and delivery of this First Amendment by each of the parties hereto.

       (b) Survival of Other Provisions.  Unless specifically amended herein, all of the other covenants, agreements, representations, warranties or other terms and conditions of the Purchase and Security Agreement shall remain in full force and effect without any change whatsoever.

       (c) Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase and Security Agreement.

       (d) Governing Law.  THIS FIRST AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

       (e) Section Headings; Construction.  The descriptive headings in this First Amendment have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

       (f) Counterparts.  This First Amendment may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.  Any counterpart may be executed by the delivery of a facsimile signature thereon by telecopier or by electronic mail, each of which shall be of the same legal effect, validity and enforceability as an original manually executed signature page.

[The remainder of this page has been left blank intentionally.]

    IN WITNESS WHEREOF, the parties hereto have duly authorized and executed this First Amendment under seal as of the date first above written.

BORROWER:

PHYSICIANS FORMULA, INC., a New York Corporation

By:	/s/ Jeff Rogers
Name: Jeff Rogers
Title: President

Federal Employer Identification No. 13-3015258 Organization Identification No. N/A

GUARANTORS:

PHYSICIANS FORMULA HOLDINGS, INC., a Delaware Corporation

By:	/s/ Jeff Rogers
Name: Jeff Rogers
Title: President

PHYSICIANS FORMULA COSMETICS, INC., a Delaware Corporation

By:	/s/ Jeff Rogers
Name: Jeff Rogers
Title: President

PHYSICIANS FORMULA DRTV, LLC, a Delaware Limited Liability Company

By:	/s/ Jeff Rogers
Name: Jeff Rogers
Title: President

ACCEPTED AND AGREED:

PURCHASER AND INITIAL HOLDER REPRESENTATIVE:

MILL ROAD CAPITAL, L.P., a Delaware Limited Partnership

By:	/s/ Charles Goldman
Name: Charles Goldman
Title: Managing Director

ANNEX A

MEZZANINE FINANCING

If Holdings Stockholder approval is obtained, then the terms of the Operative Documents shall be modified as follows and Holdings shall issue warrants to MRC under the terms set forth below.  The parties will execute and deliver documentation to effect the below changes.

SENIOR SUBORDINATED NOTES MODIFICATIONS

Maturity:	5 years from the Closing Date of the existing Senior Subordinated Notes Purchase and Security Agreement.
Coupon:
10.0% per annum payable in cash and 4.0% per annum payable-in-kind

Cash interest payable monthly by automatic bank draft in arrears on a 360 day basis and actual days elapsed; PIK accrued annually and added to the principal balance of the Senior Subordinated Notes

Fees:	No additional fees; provided, that, whether closing occurs or not, all reasonable out-of-pocket expenses, including legal expenses, will be reimbursed.
Security:	The same as set forth in the existing Senior Subordinated Notes Purchase and Security Agreement and the other Operative Documents, except that there shall be no cap on MRC’s lien.
Optional Redemption:
The Senior Subordinated Notes will be redeemable at the option of the Company, in whole or in part, at any time prior to maturity, at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest, if any, to the date of redemption:

		Percentage
	5 years prior to Maturity Date	105%
	4 years prior to Maturity Date	104%
	3 years prior to Maturity Date	102%
	2 years prior to Maturity Date	101%
	1 year prior to Maturity Date	100%
Closing Conditions:
As set forth for the initial closing of the existing Senior Subordinated Notes Purchase and Security Agreement plus the following:

    • Approval by the Issuer’s shareholders of the transaction as set forth in this Term Sheet, all in accordance with Section 203 of the Delaware General Corporation Law and the Nasdaq Rules.

WARRANTS

Issuer:	Physicians Formula Holdings, Inc. (“Holdings”)
Amount:	650,000 warrants
Strike Price:	$0.25
Maturity:	Seven (7) Years
Registration Rights:
Holdings agrees, at its expense,  (1) to file a registration statement on Form S-3 (or on Form S-1 if the filing has not been made on or prior to April 30, 2010) providing for the resale of the shares of Common Stock underlying the warrants within 30 days of the closing date of the mezzanine financing (i.e. the closing date of the amendment of the Senior Subordinated Notes) and (2) to use its reasonable efforts to cause the registration statement to be declared effective within 120 days of the closing date; provided that Holdings shall use reasonable efforts to cause the registration statement to be declared effective promptly, but in any event, within five days after the SEC reaches a no comment position with respect to the registration statement.  Holdings shall pay liquidated damages in the amount of 0.5% of the invested amount per month for up to 6 months and 1.0% for the following 6 months if it fails to file on time or fails to cause the registration statement to become effective on time.  In addition, MRC will have piggyback rights to participate in any underwritten offerings by Holdings, subject to customary underwriter cut backs. The agreement covering MRC’s registration rights shall cover additional terms usual and customary in transactions such as this, including required periods of effectiveness and penalties for lapse.

In the event Holdings is not currently S-3 eligible, Holdings may delay the initial filing of the registration statement until April 30, 2010 without penalty.

Annex A-1

SECOND AMENDMENT TO
SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT

    THIS SECOND AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT dated as of ________, 20__ (the “Amendment”) amends the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 (the “Original Agreement”), by and among Mill Road Capital, L.P., a Delaware limited partnership (the “Holder”), Physicians Formula, Inc., a New York corporation (the “Borrower”), Physicians Formula Holdings, Inc., a Delaware corporation (“Holdings”) and the Guarantors party to the Original Agreement.

    WHEREAS, the Holder, the Borrower, Holdings and the Guarantors desire to amend the Original Agreement to change the terms of the Notes sold under the Original Agreement and to permit the issuance and sale by Holdings of warrants to the Holder; and

    WHEREAS, the Holder holds Notes representing at least a majority of the aggregate principal amount of the Notes outstanding on the date hereof;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

   1. Defined Terms

       Capitalized terms used herein, unless specified otherwise, shall have the same meanings and/or references as contained in the Original Agreement.

   2. Original Agreement Modifications

       (a) Section 1.1(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

          “(a) The Borrower has authorized the issuance and sale of its amended and restated Senior Subordinated Notes due November 6, 2014 in the aggregate original principal amount of eight million dollars ($8,000,000) in the form set forth as Exhibit A attached hereto (referred to herein individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange therefor or replacement thereof).  Commencing on the Second Amendment Effective Date, the Notes will accrue interest on the unpaid principal amount thereof at an interest rate per annum (the “Interest Rate”) consisting of (i) ten percent (10.00%) per annum in cash interest plus (ii) four percent (4.00%) per annum to be added automatically to the unpaid principal amount of the Notes (“PIK Interest”) on each Interest Payment Date.”

       (b) The third sentence of Section 1.1(b) of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

          “All accrued PIK Interest shall be compounded annually on the first day of each calendar year.”

       (c) Section 1.4(a) of the Original Agreement is hereby amended by deleting the reference to “May 6, 2013” in the first sentence of such section and replacing it with “November 6, 2014”.

       (d) Section 1.4(d) of the Original Agreement is amended and restated in its entirety as follows:

          “(d) Prepayment Premium.  In the event of any prepayment or repurchase of the Notes prior to the Maturity Date pursuant to clauses (b) or (c) above, the Borrower shall pay to the Holder Representative (on behalf of the Holders) the prepayment premium indicated below corresponding to the time period in which such prepayment or repurchase occurs or is required to occur (the “Prepayment Premium”) (which prepayment premium shall be paid to the Holder Representative (on behalf of the Holders) as liquidated damages and compensation for the costs of making funds available with respect to the loans evidenced by the Notes):

Period	Prepayment Premium (% of the aggregate principal amount of the Notes prepaid or repurchased)
Closing Date through November 5, 2010	5%
November 6, 2010 through November 5, 2011	4%
November 6, 2011 through November 5, 2012	2%
November 6, 2012 through November 5, 2013	1%
November 6, 2013 and thereafter	0%
          ”

       (e) Section 1.8 of the Original Agreement is amended and restated in its entirety as follows:

          “1.8 Transfer and Exchange of Notes and Warrants.  The Borrower shall keep a register in which it shall provide for the registration of the Notes and the Warrants and the registration of transfers of Notes and the Warrants.  The Holder of any Note or Warrant may, prior to maturity, prepayment or repurchase of such Note or the expiration of such Warrant, surrender such Note or Warrant at the principal office of the Borrower for transfer or exchange.  Any Holder desiring to transfer or exchange any Note or Warrant (including, but not limited to, any assignment of a Note or Notes or a Warrant or Warrants contemplated by Section 11.5 hereof) shall first notify the Borrower in writing at least ten (10) Business Days in advance of such transfer or exchange.  Promptly, but in any event within ten (10) Business Days after such notice to the Borrower from the Holder Representative (on behalf of a Holder of one or more Notes) of  a Holder’s intention to make such an exchange of such Holder’s Note(s) and without expense (other than transfer taxes, if any) to such Holder, the Borrower shall issue in exchange therefor another Note or Notes in the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered (provided that no minimum shall apply to a liquidating distribution of Notes to investors in a Holder and any Notes so distributed may be subsequently transferred by such investor and its successors in the original denomination thereof without further restriction).  Each new Note shall be made payable to such Person or Persons, or assigns, as the Holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.  The Borrower shall have no obligation or liability under any Note to any Person other than the registered Holder of each such Note.  Assignments and transfers of Notes by the Holders shall be made in compliance with Section 11.5 hereof.  Assignments, transfers and exchanges of Warrants shall be made in compliance with the terms set forth in the Warrants.

       (f) Section 2.10 of the Original Agreement is hereby deleted in its entirety.

       (g) The Original Agreement is hereby amended by inserting the following new Article IIA as follows:

ARTICLE IIA
ISSUANCE OF THE WARRANTS

    2A.1 The Warrants.  Holdings has authorized the issuance and sale of warrants for the purchase of an aggregate of 650,000 shares of Common Stock (the “Warrant Shares”) (subject to adjustment as provided therein) in the form set forth as Exhibit G attached hereto (referred to herein individually as a “Warrant” and collectively as the “Warrants”, which terms shall also include any warrants delivered in exchange therefor or replacement thereof).  The Warrants shall be exercisable at a purchase price equal to $0.25 per Warrant Share (subject to adjustment as provided in the Warrants).

    2A.2 Purchase and Sale of the Warrants.  For no additional consideration, Holdings agrees to issue to the Purchaser on the Second Amendment Effective Date, the Warrant.

    2A.3 Registration Rights.  The Purchaser and its successors and assigns shall have the registration rights with respect to the Common Stock purchasable under the Warrants as set forth in the Registration Rights Agreement.

    2A.4 Representations and Warranties of the Purchaser regarding the Warrants.

       The Purchaser hereby represents and warrants, which representations and warranties shall survive the Second Amendment Effective Date, that:

       (a) It is the present intention of the Purchaser to acquire its Warrant and the Warrant Shares for its own account, and not as nominee or agent.

       (b) The Warrants and the Warrant Shares are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof in violation of the securities laws; subject, nevertheless, to the condition that, except as otherwise provided herein and subject to compliance with applicable securities laws, the disposition of the property of the Purchaser shall at all times be within its control.  The Purchaser was not formed solely for the purpose of making an investment in the Borrower.  The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Warrants and Warrant Shares.  In making its decision to acquire the Warrant, the Purchaser has relied upon independent investigations made by the Purchaser and the Purchaser’s representatives, including the Purchaser’s own professional, tax and other advisors.  The Purchaser and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Borrower concerning the terms and conditions of the acquisition of the Warrant.  The Purchaser has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for the Purchaser to evaluate the financial risks inherent in the acquisition of the Warrant.  The Purchaser understands that its acquisition of the Warrant involves a high degree of risk and that no governmental authority has passed on or made any recommendation or endorsement of the Warrant.

       (c) The Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Warrants and the Warrant Shares are not, and will not be, registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.  The Purchaser acknowledges that, in issuing the Purchaser’s Warrant and the Warrant Shares, the Borrower is relying on the representations and warranties of the Purchaser in this Section 2A.4.

       (d) The Purchaser hereby acknowledges that its Warrant and each certificate, if any, representing Warrant Shares (unless no longer required in the written opinion of counsel delivered to the Borrower, which opinion and counsel shall be reasonably satisfactory to the Borrower and its legal counsel, it being agreed that Foley Hoag LLP shall be satisfactory counsel) shall bear a legend substantially in the following form (in addition to any other legend required by the Operative Documents):

    NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

    The acquisition by the Purchaser of the its Warrant Shares shall constitute a confirmation by it of the foregoing representations.

    2A.5 Representations and Warranties of Holdings regarding the Warrants.

       Holdings hereby represents and warrants, which representations and warranties shall survive the Second Amendment Effective Date, that:

       (a) Authority; No Conflicts.

          (i) The execution, delivery and performance of the Operative Documents and the transactions contemplated thereby by Holdings (including the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants) are within the power and authority of Holdings and have been authorized by all corporate or other organizational proceedings of Holdings and its stockholders and do not and will not (i) contravene any provision of the certificate of incorporation or bylaws or any other organizational documents of Holdings or any law, rule or regulation applicable to Holdings, (ii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any order, agreement, lease, mortgage, note, bond, indenture, license, or other instrument or undertaking to which Holdings is a party or by which any of its properties are bound, or (iii) result in or require the imposition of any Lien on any of the properties, assets or rights of Holdings, except in favor of the Holders.

          (ii) The Warrants being purchased hereunder and the Warrant Shares issuable upon exercise of the Warrants, when issued, delivered and paid for in the manner set forth in this Agreement or, in the case of the Warrant Shares, when issued, delivered and paid for in the manner set forth in the Warrant, will be duly authorized and validly issued and outstanding.  No preemptive rights or other rights of any Person to subscribe for or purchase, and no anti-dilution adjustment or similar rights of any Person, exist or will be triggered with respect to the issuance and sale of the Warrants or the issuance of the Warrant Shares upon the exercise of the Warrants.  Holdings will at all times hereafter keep available, solely for issuance and delivery upon exercise of the Warrants, such number of shares of Common Stock as from time to time shall be issuable upon exercise of the Warrants.

       (b) Securities Act.  Neither Holdings, nor anyone acting on its behalf has offered or will offer to sell Warrants, Common Stock or other securities to, or has solicited or will solicit offers with respect thereto from, or has entered into or will enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Warrants, or the issuance of the Warrant Shares issuable upon exercise of the Warrants, under the registration provisions of the Securities Act or the registration provisions of any securities or Blue Sky laws of any applicable jurisdiction.  Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, neither the issuance of the Warrants, nor the issuance of the Warrant Shares upon exercise of the Warrants, is required to be registered under the Securities Act or any applicable state securities laws, and such issuances shall be in compliance with all applicable federal and state securities laws.

    (h) Section 3.1 of the Original Agreement is hereby amended by amending and restating the following definitions therein:

       “Holder” or “Holders” shall mean the Purchaser (so long as it holds one or more Notes or one or more Warrants, as the context requires) and any other holder or holders from time to time of one or more Notes and/or one or more Warrants, as the context requires.

       “Maturity Date” shall be November 6, 2014.

       “Operative Documents” means this Agreement, the Notes, the Guaranties, the Security Documents, the Intercreditor Agreement, the Warrants, the Registration Rights Agreement and each other agreement, instrument or document now or hereafter executed and pursuant to or in connection with any of the foregoing.

    (i) Section 3.1 of the Original Agreement is hereby further amended by inserting the following definitions therein in appropriate alphabetical order:

       “Common Stock” is the common stock, par value $0.01 per share, of Holdings.

       “Second Amendment Effective Date” is _______, 20__ .

       “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Second Amendment Effective Date among Purchaser, Holdings and the other Persons party thereto in the form attached hereto as Exhibit H.

       “Warrant” or “Warrants” shall have the meaning given to such term in Section 2A.1 hereof.

       “Warrant Shares” shall have the meaning given to such term in Section 2A.1 hereof.

    (j) The third sentence of Section 3.2 of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

       “The words “party” or “parties” when used with reference to this Agreement shall include each party to this Agreement and, by their acceptance of a Note or Warrant, each Holder.”

    (k) Section 8.1 of the Original Agreement is hereby amended by inserting the following new sentence at the end thereof as follows:

       “Without in any way limiting the rights of the Holders, Holdings hereby agrees that the Holders of the Warrants or the Warrant Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if Holdings or the Borrower were to fail to comply with its obligations under Article IIA and/or Article VII hereof, and that Holdings therefore agrees that the Holders of the Warrants and the Warrant Shares shall be entitled to obtain specific performance of the Holdings’ obligations under Article IIA and/or Article VII hereof.”

    (l) Article X of the Original Agreement is hereby amended by deleting the references to the clause “Each Holder, by acceptance of any Note(s) held by it,” throughout such Article and replacing it with the clause “Each Holder, by acceptance of any Note(s) or Warrant(s) held by it,”.

    (m) Section 10.8 of the Original Agreement is hereby amended by deleting the references to the clause “with respect to its Note” throughout such Section and replacing it with the clause “with respect to its Note and its Warrant”.

    (n) Section 11.2 of the Original Agreement is hereby amended and restated in its entirety as follows:

       “11.2 Amendments, Waivers and Consents.  Any provision in this Agreement, the Notes or the other Operative Documents (other than the Warrants) to the contrary notwithstanding, changes in or additions to this Agreement and the other Operative Documents may be made, and compliance with any covenant or provision set forth herein or therein may be omitted or waived, if the Borrower shall obtain consent thereto in writing from the Required Holders, and shall, in any case, deliver copies of such consent in writing to all other Holders of Notes and/or Warrants; provided that (i) without the consent of all Holders of Notes, no such consent or waiver shall be effective to reduce the amount of, to postpone the date fixed for the payment of, the principal of (including any required redemption) or interest or Prepayment Premium payable on any Note, to decrease the Interest Rate or the Prepayment Premium, to decrease or postpone any prepayments or redemptions, to increase the proportion of interest payable as PIK Interest rather than as cash interest, to alter, amend or waive compliance with Section 8.1(a), to alter or amend the consent mechanism provided for under Section 8.3 or this Section 11.2, or to release any material Guarantor from its guaranty hereunder or any Guaranty, and (ii) without the consent of the Holder Representative, no such consent or waiver shall be effective to alter the rights or obligations of the Holder Representative.  The provisions of the Warrants may be amended or waived in the manner provided, and with the consent of the Persons required, under Section 12 of the Warrants.  If the Required Holders vote to alter, amend or waive compliance with the Intercreditor Agreement or any subordination or intercreditor agreement relating to any Subordinated Debt, then all Holders shall be bound by such vote and agree to sign such consent or other document as may be necessary to effectuate such alteration, amendment or waiver.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Borrower to any Holders who did not execute the same.”

    (o) The last sentence of Section 11.4(a) of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

       “In addition, the Borrower agrees to pay the expenses of preparing Notes and Warrants from time to time in connection with exchanges and transfers of Notes and/or Warrants and the expenses of delivering copies of Operative Documents to Holders, and the Borrower agrees to indemnify, pay and hold each Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay taxes (other than transfer taxes) and filing fees with respect to such transfer.”

    (p) Section 11.4(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

       “(c) The provisions of this Section 11.4 shall survive the payment in full of all amounts due under this Agreement, the Notes and the other Operative Documents, the exercise in full or termination of the Warrants, and the termination of this Agreement and the other Operative Documents.”

    (q) Section 11.5 of the Original Agreement is hereby amended by inserting the following new sentence at the end thereof as follows:

       “Any holder of one or more Warrants may assign its Warrants in compliance with the terms set forth in the Warrants.”

    (r) Section 11.7 of the Original Agreement is hereby amended and restated in its entirety as follows:

       “11.7 Payments in Respect of Warrants.  The Holders of the Warrants, by their acceptance thereof, agree that, with respect to the sale to, or repurchase by, Holdings or any Person directly or indirectly affiliated with Holdings or any of its managers, directors, officers, members or other equityholders, of the Warrants, equitable adjustment will be made among them so that, in effect, all such sums shall be shared ratably by all of the Holders of the Warrants in proportion to their respective holdings of Warrants.  If any Holder of one or more Warrants receives any such sum in respect of its Warrants in excess of its pro rata portion, then such Holder receiving such excess payment shall purchase for cash from the other Holders of Warrants an interest in their Warrants in such amount as shall result in a ratable participation by all of the Holders of the Warrants in the aggregate of all Warrants then outstanding.”

    (s) Clause (ii) of Section 11.8 of the Original Agreement is hereby amended and restated in its entirety as follows:

       “(ii) the Holders’ agreement to purchase the Notes and Warrants, or the use or intended use of the proceeds of the Notes and Warrants hereunder,”

    (t) The last sentence of Section 11.8 of the Original Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

       “This indemnification shall survive the payment and satisfaction of all Obligations, the exercise in full or termination of the Warrants, and the termination of this Agreement and the other Operative Documents, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification.”

    (u) The parenthetical in the first sentence of Section 11.14 of the Original Agreement is hereby amended by amending and restating such parenthetical in its entirety as follows:

       “(BY ACCEPTANCE OF ANY NOTE(S) OR WARRANT(S) HELD BY IT)”

    (v) Section 11.20 of the Original Agreement is hereby amended and restated in its entirety as follows:

       “11.20 Specific Performance.  Upon breach or default by the Borrower or any Guarantor with respect to any obligation hereunder under the Notes, the Warrants (or the Warrant Shares) or under any other Operative Document, each Holder shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.”

    (w) The parenthetical in the first sentence of Section 11.22 of the Original Agreement is hereby amended by amending and restating such parenthetical in its entirety as follows:

       “(by the acceptance of any Note(s) or Warrant(s) held by it)”

    (x) Clause (f)(A) of Section 11.22 of the Original Agreement is hereby amended and restated in its entirety as follows:

       “(A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, any Note(s) or any Warrant(s) or”

   3. Amendments to Exhibits

       The Exhibits to the Credit Agreement are amended (i) by replacing Exhibit A, with the form of Amended and Restated Senior Subordinated Note attached hereto as Annex B and (ii) by adding the following new Exhibit G (Warrant), attached hereto as Annex C, and Exhibit H (Registration Rights Agreement), attached hereto as Annex D.

   4. Amendment to Operative Documents; Consistent Changes

       References to the “Purchase Agreement” or the “Note Purchase Agreement” in the Operative Documents shall be deemed to be references to the Original Agreement as amended by this Amendment.  Furthermore, the Operative Documents are hereby amended wherever necessary to reflect the changes described herein.

    5. Confirmation of Certain Terms and Other Matters

       Each of the Borrower, Holdings, the Guarantors and the Holder hereby ratify and confirm all terms and provisions of the Operative Documents and all other documents, instruments, or agreements executed in connection therewith and agree that, except as expressly amended herein, all of such terms and provisions remain in full force and effect.  The Borrower , Holdings, the Guarantors and the Holder hereby confirm and acknowledge that the obligations of the Borrower, Holdings and the Guarantors under the Original Agreement include all obligations and liabilities of the Borrower, Holdings and the Guarantors under the Original Agreement, as amended from time to time including, but not limited to, this Amendment.  Each of the Borrower, Holdings and the Guarantors also confirm and acknowledge that this Amendment and the documents, instruments or agreements executed in connection therewith shall constitute Operative Documents.  Except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Operative Document and shall not be deemed to prejudice any right or rights which the Holder may now have or may have in the future under or in connection with any Operative Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

    6. Collateral Security

       Each of the Borrower, Holdings and the Guarantors further acknowledge and agree that the Security Documents continue to secure the Borrower’ prompt, punctual and faithful payment and performance of (i) the Original Agreement, as amended by this Amendment and any further extensions, renewals, substitutions, modifications, amendments or replacements thereof; (ii) the Notes and any further extensions, renewals, substitutions, modifications, amendments or replacements of any thereof; (iii) any and all liabilities of the Borrower to the Holders (including, without limitation, those arising under the Operative Documents and this Amendment); (iv) any and all liabilities, debts and obligations, whether now existing or hereafter arising, or at any time owing by the Borrower to the Holders, including without limitation, costs, costs of collection, attorneys’ reasonable fees and all court and litigation costs and expenses, and (v) all sums, bearing interest at the rate provided in the Original Agreement, as modified, advanced to or on behalf of the Borrower by the Holders for any purposes, whether dependent or independent of this transaction, all of which shall be equally secured with and have the same priority as the original advances under the Notes.

    7. Representations and Warranties

       Each of the Borrower, Holdings and the Guarantors hereby represent and warrant that except as otherwise disclosed on the list of “Exceptions to Representations” annexed hereto as Annex A: (a) they have complied and are now in compliance with, all of the terms and provisions set forth in the Operative Documents, as amended, on their part to be observed and performed; (b) no Event of Default specified in Section 8.1 of the Original Agreement has occurred or is continuing or would occur as a result of the transactions contemplated by this Amendment (including the issuance of the Warrants); and (c) the execution, delivery and performance of this Amendment (including the issuance of the Warrants): (i) has been duly authorized by all requisite corporation action, including approval by the stockholders of Holdings, (ii) will not violate either (x) any provision of law applicable to the Borrower, Holdings or any Guarantor, any governmental regulation, or its charter documents, or (y) any order of any court or other agency of government binding on the Borrower, Holdings or any Guarantor or any indenture, agreement, or other instrument to which the Borrower, Holdings or any Guarantor is a party, or by which they or any of its property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

    8. Conditions to Holder's Obligations

       The willingness of the Holder to consent to and enter into this Amendment is subject to the satisfaction of the following conditions concurrently with the execution and delivery of this Amendment:

       (a) The Holder shall have received approving resolutions of the Board of Directors (or other appropriate governing body) and the shareholders or members of each of the Borrower, Holdings and the Guarantors, certified as of the date hereof by the Secretary of the Borrower, Holdings and the Guarantors authorizing the execution and delivery by the Borrower, Holdings and the Guarantors of this Amendment and all documents referenced herein.

       (b) The Borrower, Holdings and the Guarantors shall have executed and delivered to the Holder, as applicable, (i) this Amendment, (ii) the Amended and Restated Senior Subordinated Note attached hereto as Annex B, (iii) the Warrant attached hereto as Annex C, and (iv) the Registration Rights Agreement attached hereto as Annex D.

       (c) The Holder shall have received a certificate of a Responsible Officer of each of the Borrower and Holdings as to the accuracy of the Borrower’s and Holdings’ representations and warranties in the Original Note Purchase Agreement in all material respects and in this Amendment and as to such other matters as the Holder may reasonably request.

       (d) The Holder shall have received the favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors regarding, among other things, the issuance of the warrants, in form and substance reasonably satisfactory to the Holder.

       (e) This Amendment and all documents referenced herein or to be delivered in connection herewith shall be on terms reasonably satisfactory to Holder’s tax counsel.

       (f) The Borrower shall have paid to the Holder all outstanding legal and other out of pocket fees and expenses incurred relative to the Holder’s relationship with the Borrower and all costs and fees associated with this Amendment.

       (g) The Holder shall have received such other documents, certificates, instruments, and agreements from the Borrower as the Holder may reasonably request.

    9. Miscellaneous

       (a) This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

       (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (c) Each of the Borrower, Holdings and the Guarantors shall, from time to time, at its expense, execute and deliver to the Holder all such other and further instruments, agreements and documents and take or cause to be taken all such other and future action as the Holder shall reasonably request in order to effect and confirm or vest more securely all rights contemplated by this Amendment, the Original Agreement or any Operative Document.

<The remainder of this page is intentionally left blank>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

PHYSICIANS FORMULA, INC., a New York Corporation

By:
Name:
Title:

GUARANTORS:

PHYSICIANS FORMULA HOLDINGS, INC., a Delaware Corporation

By:
Name:
Title:

PHYSICIANS FORMULA COSMETICS, INC., a Delaware Corporation

By:
Name:
Title:

PHYSICIANS FORMULA DRTV, LLC, a Delaware Limited Liability Company

By:
Name:
Title:

HOLDER:

MILL ROAD CAPITAL, L.P., a Delaware Limited Partnership

By:
Name:
Title:

Annex A

Exceptions to Representations

[Borrower to complete]

Annex A-2

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 6, 2009 BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, MILL ROAD CAPITAL, L.P. AND PHYSICIANS FORMULA, INC.; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.  FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, THE YIELD TO MATURITY OF THIS NOTE AND ANY OTHER INFORMATION REQUIRED UNDER TREASURY REGULATIONS SECTION 1.275-3(b)(1)(i), THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF PHYSICIANS FORMULA INC. AT 1055 WEST 8TH STREET, AZUSA, CA 91702, TEL NO. (626) 334-3395 AT ANY TIME BEGINNING 10 DAYS AFTER THE DATE OF ISSUANCE.

PHYSICIANS FORMULA, INC.

AMENDED AND RESTATED SENIOR SUBORDINATED NOTE

$8,000,000.00                                                                                                                [_________], 20__

    FOR VALUE RECEIVED, Physicians Formula, Inc., a New York corporation (the “Maker”), hereby promises to pay to the order of Mill Road Capital, L.P., a Delaware limited partnership (“MRC”), or its registered assigns and transferees (collectively, the “Payee”) the principal sum of Eight Million Dollars ($8,000,000.00), plus the aggregate amount of accrued interest from time to time capitalized thereon, less the aggregate amount of principal prepaid or repaid from time to time, in each case, pursuant to the terms and conditions of and at the times provided in the Purchase Agreement (as defined below).

    1. Notes.  This Senior Subordinated Note (this “Note”) is issued pursuant to, and is subject to the terms and entitled to the benefits of, the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 among the Maker, MRC and the Guarantors (as defined therein), as amended, restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Senior Subordinated Note Purchase and Security Agreement dated as of February __, 2010 and that certain Second Amendment to Senior Subordinated Note Purchase and Security Agreement dated as of the date hereof (the “Purchase Agreement”), in accordance with its terms.  The Payee is entitled to enjoy the benefits of and to enforce the provisions of the Purchase Agreement as a Holder and is subject to the obligations thereunder of Holder.  Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

    2. Interest.  Commencing on the date of issuance, this Note will accrue interest on the unpaid principal amount thereof at the Interest Rate specified in, and subject to adjustment as provided in, the Purchase Agreement.  Interest on this Note shall be computed based on a 360-day year and actual days elapsed, and all PIK Interest on this Note shall be compounded annually on the first day of each calendar year.  Cash interest on this Note shall be payable monthly in arrears on each Interest Payment Date commencing on [___________] by wire transfer of immediately available funds to one or more accounts designated by the Payee.  The records of the Payee shall, absent manifest error, be conclusive evidence of the outstanding principal balance of this Note, including all PIK Interest added to the principal amount thereof and the compounding thereof, but any failure of the Payee to record, or any error in so recording, any such amount on the Payee’s records shall not limit or otherwise affect the obligations of the Maker under this Note to make all payments of principal of and interest thereon when due.

    If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of this Note and any unpaid interest from time to time in default shall (both before and after acceleration and entry of judgment) bear interest, payable in cash on demand, at a rate per annum equal to the Interest Rate payable pursuant to Section 1.1 of the Purchase Agreement plus three percent (3%); provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, this Note shall again bear interest at the applicable Interest Rate as set forth in Section 1.1 of the Purchase Agreement.

    The obligations of the Maker to pay interest under this Note are subject in all events to the provisions of Section 1.6 of the Purchase Agreement relating to Excess Interest and the Maximum Rate.

    3. Maturity; Required Redemption.  Unless the maturity of this Note is accelerated pursuant to Article VIII of the Purchase Agreement, this Note shall mature and be redeemed by the Maker in one installment which shall be paid on November 6, 2014.  On the stated or accelerated maturity date of the Notes, the Maker will pay in cash the principal amount of the Notes then outstanding together with all accrued and unpaid interest thereon, including, without limitation, all PIK interest.

    4. Optional Prepayments.  The Maker may voluntarily prepay this Note, in whole or in part, at any time.  Optional prepayments permitted pursuant to the Purchase Agreement may only be made upon payment to the Payee of an amount equal to the sum of the principal amount to be prepaid, together with all accrued and unpaid interest (including PIK Interest) on the amount so prepaid through the date of prepayment, plus the Prepayment Premium, if any, as provided in the Purchase Agreement.

    5. Repurchase upon a Change of Control.  The Maker is obligated upon the occurrence of a Change of Control to repurchase this Note in whole on the terms and conditions set forth in Section 1.4(c) of the Purchase Agreement.

    6. Prepayment Premium.  In the event of any prepayment of this Note prior to the Maturity Date pursuant to Sections 1.4(b) and (c) of the Purchase Agreement, the Maker shall pay to the Payee the Prepayment Premium indicated in the Purchase Agreement corresponding to the time period in which such prepayment occurs or is required to occur.

    7. Guaranty and Security.  The payment and performance of this Note is and shall at all times be guaranteed (the “Guaranty”) by each Guarantor pursuant to Article IX of the Purchase Agreement.  This Note is secured pursuant to the terms of (a) the security interest granted by the Borrower under Article II of the Purchase Agreement, (b) the Guarantor Security Agreement dated as of November 6, 2009 among the Guarantors and the Payee and (c) the other Security Documents.  The Payee is entitled to the benefits of the Guaranty, the Guarantor Security Agreement, the other Security Documents and the other Operative Documents, and may enforce the agreements of the Maker contained therein, and the Payee may exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

    8. Remedies on Default. Etc.  Reference is made to the Purchase Agreement for the remedies available to the Payee upon the occurrence of an Event of Default as described in the Purchase Agreement.  The Maker hereby agrees to pay on demand all reasonable costs and expenses, including without limitation attorneys’ fees and costs of collection, incurred or paid by the holder of this Note in enforcing this Note in accordance with the Purchase Agreement.

    9. No Impairment.  No provision of the Purchase Agreement or this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the currency, provided.

    10. Waivers; Amendments.  The Maker and each endorser and guarantor hereby waives presentment, demand, protest and notice of any kind.  No failure or delay on the part of the Maker or the Payee or holder hereof in exercising any right, power, privilege or remedy hereunder or under the Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The remedies provided for herein and in the Purchase Agreement are cumulative and are not exclusive of any remedies that may be available to the Maker or the Payee at law or in equity or otherwise.  This Note may not be amended and the provisions hereof may not be waived, except in accordance with the terms of the Purchase Agreement.

    11. Lost Notes, etc.  If this Note is mutilated, destroyed, lost or stolen, upon receipt of evidence satisfactory to the Maker of such loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall issue a new Note of like tenor and amount and dated the date to which interest has been paid, in lieu of this Note; provided, however, if Payee, its nominee, or any of its partners or members is the holder of this Note and this Note is lost, stolen or destroyed, the affidavit of an authorized partner, member or officer of such holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification shall be required as a condition to the execution and delivery by the Maker of a new Note in replacement of this Note other than the holder’s written agreement to indemnify the Maker.

    12. Waiver of Jury Trial.  EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE HEREBY WAIVES ITS RIGHT TO JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE PURCHASE AGREEMENT, THIS NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING , WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE PAYEE RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE NOTES AND THE OPERATIVE DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH OF THE MAKER, EACH GUARANTOR AND THE PAYEE (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER OF SUCH PERSONS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT  SUCH PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT EACH OTHER SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THE PURCHASE AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED THEREIN.

    13. Governing Law; Jurisdiction; Venue.  THIS NOTE AND EACH OF THE OTHER OPERATIVE DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE MAKER AND EACH GUARANTOR CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE PAYEE UNDER THIS NOTE OR ANY OF THE OTHER OPERATIVE DOCUMENTS AND CONSENT TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE MAKER OR ANY SUCH GUARANTOR, AS THE CASE MAY BE, BY MAIL AT THE MAKER’S OR SUCH GUARANTOR’S ADDRESS SET FORTH IN THE PURCHASE AGREEMENT.  THE MAKER AND EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  ANY SUIT OR JUDICIAL PROCEEDING BY THE MAKER OR ANY GUARANTOR AGAINST THE PAYEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE OPERATIVE DOCUMENTS SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

    14. This Note amends and restates and is substituted for that certain promissory note dated November 6, 2009 in the original principal amount of $8,000,000 made by Borrower in favor of Payee (the “Prior Note”) and this Note is in substitution for (but not in payment of) the Prior Note.

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    IN WITNESS WHEREOF, the Maker has caused this Amended and Restated Senior Subordinated Note to be duly executed under seal on the date set forth above by a duly authorized representative of the Maker.

PHYSICIANS FORMULA, INC.

By:
Name:
Title:

Annex A-3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Warrant No. [20__] - #__ Void After [____, 20___]	Right to Purchase 650,000 (subject to the qualifications and adjustments set forth herein) shares of Common Stock of Physicians Formula Holdings, Inc.

PHYSICIANS FORMULA HOLDINGS, INC.

Common Stock Purchase Warrant

[_______, 20___]

    Physicians Formula Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that for good and valuable consideration, MILL ROAD CAPITAL, L.P., and its successors and assigns (the “Holder”), is entitled to subscribe for and purchase from the Company an aggregate of 650,000 validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) at a purchase price per share equal to $0.25 (the “Exercise Price”), all subject to the terms, conditions and adjustments as hereinafter provided.  The Exercise Price shall be subject to adjustment from time to time pursuant to the provisions of Section 6 hereof.

    This Warrant is issued pursuant to, and in accordance with, the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 by and among the Company, Physicians Formula, Inc. (a wholly-owned subsidiary of the Company), the Guarantors party thereto and Holder, as amended, restated, supplemented or otherwise modified from time to time, including by that certain First Amendment to Senior Subordinated Note Purchase and Security Agreement dated as of February 3, 2010 and that certain Second Amendment to Senior Subordinated Note Purchase and Security Agreement dated as of the date hereof (the “Purchase Agreement”), and is subject to the terms thereof.

    Section 1. Definitions.  Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Purchase Agreement.  As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

       (a) “Fair Market Value” shall mean, as of the date of determination: (i) if the Common Stock is listed on a national securities exchange, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or market system on the last Business Day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked price for such day on such exchange or market system; (ii) if the Common Stock is not listed, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by OTC Bulletin Board or other similar over-the-counter quotation service on the last Business Day prior to the date of exercise of this Warrant or (iii) if the Common Stock is not so listed and bid and asked prices are not so reported, the Fair Market Value shall be an amount determined mutually by (x) a majority of the members of the Board of Directors of the Company, and (y) the Holder.  If the Board of Directors and the Holder are unable to agree on the Fair Market Value within five (5) Business Days, the Fair Market Value shall be determined by an Independent Appraiser (as defined below) selected by agreement of the Board of Directors and the Holder. If the parties cannot agree upon an Independent Appraiser within five (5) Business Days, then, within a further five (5) Business Days, the parties shall each select one Independent Appraiser and the two Independent Appraisers shall, within a further five (5) Business Days, select a third Independent Appraiser who shall determine the Fair Market Value.  “Independent Appraiser” shall mean any nationally recognized independent auditing firm or investment banking firm that does not provide services directly to either party.  Any determination of the Fair Market Value by an Independent Appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

       (b) “Warrant Expiration Date” shall mean 5:00 p.m., Pacific Time, on the seventh anniversary of the date of this Warrant; provided, that, if such date is not a Business Day, the next Business Day immediately thereafter.

    Section 2. Transfers; Negotiability.  This Warrant and the shares of Common Stock issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

    Section 3. Exercise of Warrant.

       3.1 Manner of Exercise.  Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part (but not as to a fractional share of Common Stock), by the Holder at any time or from time to time, on any Business Day on or prior to the Warrant Expiration Date by (i) the delivery of a duly executed exercise form in the form attached as Exhibit A hereto (an “Exercise Form”) to the Company at its office at 1055 West 8th Street, Azusa, California 91702, or at such other office as the Company may designate by notice in writing, and (ii) the delivery of payment to the Company by cash, check made payable to the order of the Company, wire transfer of funds to a bank account designated by the Company or any other means approved by the Company, an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is exercised.  In lieu of payment of the aggregate Exercise Price, the Holder may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock determined by using the following net issuance formula:

X=((P)(A-B))/A

where

X	=	the number of shares of Common Stock to be issued to the holder for the portion of this Warrant being exercised;
P	=	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised, at the date of calculation;
A	=	the Fair Market Value of one share of Common Stock as of the exercise date; and
B	=	the Exercise Price as in effect on the exercise date.

       3.2 Issuance of Common Stock.

          (a) Upon receipt of the documents and payments described in Section 3.1 hereof, the Company shall, within five (5) Business Days, (x) if a registration statement relating to the shares of Common Stock issuable upon exercise of this Warrant is effective, and the Company’s transfer agent for its Common Stock (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, cause to be credited such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (y) issue and deliver to the address as specified in the Exercise Form, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided.  The credit or stock certificate or certificates so delivered shall be in the denomination specified in the Exercise Form and shall be registered in the name of the Holder or its permitted designee (as specified in the Exercise Form).  This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or its permitted designee (as specified in the Exercise Form) shall be deemed to have become a holder of such shares for all purposes as of the close of business on the date on which the Exercise Form and payments described in Section 3.1 hereof, are received by the Company as aforesaid.  The Holder of the Warrant shall tender this Warrant to the Company within a reasonable period of time after exercise pursuant to Section 3.1, but in any event within five (5) Business Days.  Upon receipt of the tendered Warrant, unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall deliver to the Holder or its permitted designee (as specified in the Exercise Form) a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.  The tender and exchange of this Warrant when partially exercised and the delivery by the Company of a replacement Warrant pursuant to the preceding sentence, shall not be required for the Holder to exercise this Warrant to purchase any unpurchased shares of Common Stock called for by this Warrant.  The Company shall pay any documentary or issue stamp taxes attributable to the issuance of this Warrant, a replacement Warrant or the shares of Common Stock issuable upon exercise of this Warrant.

          (b) Upon any exercise of this Warrant, the Company may require customary representations from the Holder that the Holder is an “accredited investor” as defined in 501(a) under the Securities Act, to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

       3.3 Fractional Shares.  No fractional Shares shall be issuable upon exercise of the Warrant and the number of shares of Common Stock to be issued upon exercise of the Warrant shall be rounded down to the nearest whole share of Common Stock.  If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a whole share of Common Stock as of the exercise date over the Exercise Price for such fractional share.

    Section 4. Mutilated or Missing Warrant.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of shares of Common Stock, but only upon receipt of a written statement reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, indemnity reasonably satisfactory to the Company with respect thereto.

    Section 5. Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 5, out of the authorized and unissued shares of Common Stock, 100% of the number of shares issuable upon exercise of the rights of purchase represented by this Warrant.  The Company agrees that all shares of Common Stock issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such shares of Common Stock, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

    Section 6. Adjustments.  Subject and pursuant to the provisions of this Section 6, the Exercise Price and number of shares of Common Stock subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

       6.1 Dividend, Subdivision or Combination of Common Stock.  If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise thereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the aggregate number of shares of Common Stock for which this Warrant is exercisable (the “Warrant Share Number”) shall be proportionately increased.  If the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the Warrant Share Number shall be proportionately decreased.  An adjustment made pursuant to this Section 6.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

       6.2 Certain Distributions.  In case the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving entity and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 6.1) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (i) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by a fraction (x) the numerator of which shall be the Fair Market Value of Common Stock immediately prior to the date of distribution less the then fair market value (in the case of distributions other than cash, as determined by a majority of the members of the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities, other assets or rights so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Fair Market Value of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (ii) the Warrant Share Number shall be increased by being multiplied by a fraction (x) the numerator of which shall be the Fair Market Value of one share of Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (y) the denominator of which shall be the Fair Market Value of one share of Common Stock immediately prior to such record date less the fair market value (in the case of distributions other than cash, as determined by a majority of the members of the Board of Directors of the Company) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed.  Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

       6.3 Consolidation, Merger, etc.  If any (i) capital reorganization, (ii) reclassification, (iii) consolidation, merger, tender offer or other business combination of the Company with another entity that involves a transfer of more than fifty percent (50%) of the voting power of the Company, (iv) the sale of all or substantially all of the Company’s assets to another entity, or (v) voluntary sale, conveyance, exchange or transfer of the voting Capital Stock of the Company that involves the sale, conveyance, exchange or transfer of more than fifty percent (50%) of the voting power of the Company (each, an “Extraordinary Event”) shall be effected, then, prior to the consummation of such Extraordinary Event, the Company shall make appropriate provision, including providing written notice of the Extraordinary Event to the Holder at least ten (10) Business Days prior to effecting such Extraordinary Event, to ensure that the Holder shall thereafter have the right to purchase and receive, upon exercise hereof and the payment of the Exercise Price, in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or property (including cash) as may be issued or payable with respect to or in exchange for a number of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof (without duplication with Sections 6.1 and 6.2 hereof).  The Holder agrees to keep all information it receives regarding the Extraordinary Event confidential until such time as the Company has disclosed such information publicly. The foregoing provisions shall similarly apply to successive Extraordinary Events.

       6.4 Other Changes.  In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 6.1, 6.2 or 6.3 (but not including any action described in any such Section) and it would be equitable in the circumstances to adjust the Exercise Price and Warrant Share Number as a result of such action, then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as a majority of the Board of Directors and the Holder in good faith determine would be equitable in the circumstances.

       6.5 No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights against impairment.

       6.6 Certificate as to Adjustments.  Upon each adjustment of the Exercise Price, and/or number of shares of Common Stock, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price and number of shares of Common Stock in effect upon the date thereof and the series of adjustments leading to such Exercise Price and number of shares of Common Stock.

    Section 7. Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) five days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier.  All notices to Holder shall be addressed to the Holder’s address set forth on the signature page hereto, or at such other address as shall have been furnished to the other parties hereto in writing, or if to the Company at: 1055 West 8th Street, Azusa, California 91702.

    Section 8. Registration Rights.  The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement dated as of the date hereof, by and between the Holder and the Company, and any subsequent holder hereof shall be entitled to such rights to the extent provided in the Registration Rights Agreement.

    Section 9. Successors.  All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

    Section 10. Governing Law.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

    Section 11. No Rights as Shareholder.  Prior to the exercise of this Warrant, the Holder shall not have or exercise any voting rights or other rights as a shareholder of the Company by virtue of its ownership of this Warrant.

    Section 12. Amendments.  This Warrant shall not be amended without the prior written consent of the Company and the Holder; provided, that with the written consent of the Holder (which consent shall not be unreasonably withheld) the Company may amend this Warrant in a manner not adverse to the Holder to effect any adjustments required to comply with the Company’s obligations hereunder as described in Section 6.3.

    Section 13. Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[remainder of this page intentionally left blank]

    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of [_______, 20___].

PHYSICIANS FORMULA HOLDINGS, INC.

By:
Name:
Title:

HOLDER

MILL ROAD CAPITAL, L.P.

By:	Mill Road Capital GP LLC, its General Partner

By:
Name:
Title:
Address:	Two Sound View Drive, Suite 300 Greenwich, Connecticut 06830

APPENDIX A
PHYSICIANS FORMULA HOLDINGS, INC.
WARRANT EXERCISE FORM

To: PHYSICIANS FORMULA HOLDINGS, INC.

    The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Exercise Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_______________________________
Name
________________________________
Address
________________________________
________________________________
Federal Tax ID or Social Security No.

    and delivered by

❒	certified mail to the above address, or
❒	electronically (provide DWAC Instructions:___________________), or
❒	other (specify: __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Signature:______________________
______________________________
Name (please print)
______________________________
______________________________
Address:
______________________________

Assignee:
_______________________________
_______________________________
_______________________________

APPENDIX B
PHYSICIANS FORMULA HOLDINGS, INC.
NET ISSUE ELECTION NOTICE

To: PHYSICIANS FORMULA HOLDINGS, INC.

Date:_________________________

    The undersigned hereby elects under Section 3.1 of the Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

_________________________________________
Signature

_________________________________________
Name for Registration

_________________________________________
Mailing Address